UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):       May 4, 2006
eLOYALTY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27975 (Commission File Number)	36-4304577 (IRS Employer Identification No.)

150 North Field Drive, Suite 250, Lake Forest, Illinois (Address of Principal Executive Offices)	60045 (Zip Code)
Registrant’s telephone number, including area code:       (847) 582-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant
     On May 4, 2006, the Audit Committee of the Board of Directors of eLoyalty Corporation selected Grant Thornton LLP to be the independent registered public accounting firm for eLoyalty Corporation (“eLoyalty”) for the year ending December 30, 2006, and dismissed PricewaterhouseCoopers LLP (“PwC”) in that capacity. PwC’s dismissal will become final once PwC completes its procedures regarding eLoyalty’s unaudited interim financial statements as of and for the quarter ended April 1, 2006 and the Form 10-Q in which such unaudited interim financial statements will be included.
     For information with respect to this change and for eLoyalty’s discussion regarding independent registered public accountants, please refer to the Proxy Supplement dated May 4, 2006 to the Proxy Statement dated April 10, 2006.
     PwC’s reports on eLoyalty’s financial statements as of December 31, 2005 and January 1, 2005 and for the years then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2005 and January 1, 2005 and through May 4, 2006, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years. During the years ended December 31, 2005 and January 1, 2005 and through May 4, 2006, there were no “reportable events” as defined in Item 304 (a)(1)(v) of Regulation S-K.
     eLoyalty has requested PwC to furnish it a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter, dated May 9, 2006 is filed as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated May 9, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLOYALTY CORPORATION
Date: May 9, 2006	By:	/s/ STEVEN C. POLLEMA
Steven C. Pollema
Chief Financial Officer

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